Exhibit 31.2

Certification Pursuant to Rule 13a-14(a) or 15d-14(a)

of the Exchange Act, as adopted Pursuant to Section 302 of the

Sarbanes-Oxley Act of 2002

I, Charles A. Mathis, certify that:

1.	I have reviewed this annual report on Form 10-K/A of ScanSource, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Charles A. Mathis
Charles A. Mathis, Chief Financial Officer (Principal Financial Officer)

Date: January 31, 2014